Exhibit 99.2
Compass Announces Changes to Executive Structure, Outlines Plan to Support Transition

•Chief Financial Officer, Kristen Ankerbrandt, Announces Resignation, Will Stay Into September to Ensure Orderly Transition – Global Search for New CFO Underway
•Chief Product Officer, Greg Hart, Promoted to Chief Operating Officer

New York, NY - May 12, 2022 - Compass, Inc. (NYSE: COMP), a leading technology-enabled residential real estate brokerage, today announced that Chief Financial Officer, Kristen Ankerbrandt, will be leaving Compass in September to pursue opportunities outside the Company. Compass also announced that Chief Product Officer, Greg Hart, has been promoted to the role of Chief Operating Officer.

Ankerbrandt joined Compass in 2018. During her tenure she successfully steered the business through a time of rapid growth, oversaw its initial public offering, and reported positive earnings for five consecutive quarters. Ankerbrandt will continue in the role of Chief Financial Officer through September 2022. Compass has initiated a search for a permanent Chief Financial Officer to build upon the Company’s strong financial position and further accelerate its growth as a key member of the management team. The Company has retained an international executive search firm to lead the search. Both internal and external candidates will be evaluated.

“Kristen played a key role in driving the rapid growth and financial strength of our business. She leaves us having established a culture of entrepreneurship and discipline across the entire organization. On behalf of the Board of Directors and the entire Compass leadership team, I would like to thank Kristen for her leadership and many contributions to the company and I look forward to working with her through her transition period,” said Robert Reffkin, Founder, Chairman and CEO of Compass.

With this promotion, Greg Hart adds leadership of the Compass Operations organization to his oversight of the Compass Product organization, bringing more closely together the teams that work with agents each day to build the platform and tools to make customers more successful.

Hart joined Compass in April of 2020, after 23 years at Amazon being involved in all aspects of product development, product and general management, marketing, content, and e-commerce. Hart held positions ranging from marketing in Amazon's early days, to product management in Amazon's media businesses, to general management of billion-dollar ecommerce businesses, to leading the creation and launch of Amazon Alexa & Echo, and finally leading worldwide Prime Video. Hart has extensive experience building and managing large, globally distributed teams comprising business line leaders, marketers, product management, and technical staff. Alongside Compass’ Chief Technology Officer, Joseph Sirosh, he has overseen the development of Compass’ integrated technology platform designed to help agents grow their businesses. Sirosh will continue in his role as the Chief Technology Officer, leading engineering, AI and Enterprise Technology, and continue to report to Compass Founder, Chairman and CEO Robert Reffkin.

“Greg is an extraordinary leader who, over the past two years, has applied his unique experience and passion for technology to the cause of replacing the real estate industry's complex, paper-driven, workflow with a seamless, all-digital, end-to-end platform,” said Robert Reffkin, Founder, Chairman and CEO of Compass. “In his expanded role as Chief Operating Officer, Greg will add leadership of our Operations organization to his oversight of the Product team. This transition will more closely align the teams that work with our customers each day with the teams that build the tools that make our customers successful.”

About Compass
Founded in 2012, Compass is the largest residential real estate brokerage in the United States.[1] The technology-enabled brokerage provides an end-to-end platform that empowers its residential real estate agents to deliver exceptional service to seller and buyer clients. The platform includes an integrated suite of cloud-based software for customer relationship management, marketing, client service, brokerage services and other critical functionality, all custom-built for the real estate industry. Compass agents utilize the platform to grow their business, save time and manage their business more effectively. For more information on how Compass empowers real estate agents, one of the largest groups of small business owners in the country, please visit www.Compass.com.

[1] T. Velt, “RealTrends 500: The Rise of Compass,” RealTrends, Online, HW Media, 3/25/2022, https://www.realtrends.com/realtrends-500-the-rise-of-compass/.